UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 21, 2022
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StoneX Group Inc.
(Exact name of registrant as specified in its charter)
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Delaware	000-23554	59-2921318
(State of Incorporation)	(Commission File Number)	(IRS Employer ID No.)
230 Park Ave, 10th Floor
New York, NY 10169
(Address of principal executive offices, including Zip Code)
(212) 485-3500
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	SNEX	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On April 21, 2022, StoneX Group Inc. (the "Company") amended its Amended and Restated Credit Agreement, made as of February 22, 2019, with Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Bank of America Merrill Lynch, Bank of Montreal and Capital One, N.A. as Joint Lead Arrangers, and Signature Bank, CIBC Bank USA, BankUnited N.A, Arvest Bank, Bank of Hope, Barclays Bank PLC, Cadence Bank N.A., Webster Bank N.A., Citizens Bank N.A., Huntington National Bank, TriState Capital Bank, and Wintrust Financial Corporation, as additional Lenders, and with the lenders from time to time parties thereto, pursuant to which the parties agreed to amend the existing senior secured credit facility, to extend the maturity through April 21, 2025 and to increase the size of the facility to $475 million (the "Amended Credit Agreement").
The existing senior secured credit facility, comprised of a $236 million revolving credit facility and a $165 million Term Loan A facility, was amended to a $475 million revolving credit facility. This credit facility will continue to be used to finance working capital needs of StoneX Group Inc. and certain of its subsidiaries.
The description in this report of the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Credit Agreement. A copy of the Amended Credit Agreement is attached to this report as Exhibit 10.1 and is incorporated herein by reference.
As a result of adding StoneX Payment Services Ltd. as a Guarantor under the Amended Credit Agreement, the Company was required to enter into two agreements relating to the Company’s 8.625% Senior Secured Notes due 2025: the Second Supplemental Indenture, dated as of April 21, 2022, by and among StoneX Payment Services Ltd., StoneX Group Inc. (f/k/a INTL FCStone Inc.), the Guaranteeing Subsidiaries and the Trustee and Collateral Agent, and the Intercreditor Joinder Agreement, dated April 21, 2022, by and among StoneX Payment Services Ltd., Bank of America, N.A., as Administrative Agent and Control Agent, The Bank of New York Mellon, as Indenture Trustee and Collateral Agent, to add StoneX Payment Services Ltd. as a party to such agreements. These agreements are attached to this report as Exhibits 10.2 and 10.3, respectively.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
Exhibit No.
10.1    Sixth Amendment dated April 21, 2022, to the Amended and Restated Credit Agreement, dated as of February 22, 2019 by and between StoneX Group Inc. (f/k/a INTL FCStone Inc.) as Borrower, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent (Annex A to the Sixth Amendment contains the Amended and Restated Credit Agreement, as amended by the Sixth Amendment thereto).
10.2    Second Supplemental Indenture, dated as of April 21, 2022, by and among StoneX Payment Services Ltd., StoneX Group Inc. (f/k/a INTL FCStone Inc.), the Guaranteeing Subsidiaries and the Trustee and Collateral Agent.
10.3    Intercreditor Joinder Agreement, dated April 21, 2022, by and among StoneX Payment Services Ltd., Bank of America, N.A., as Administrative Agent and Control Agent, The Bank of New York Mellon, as Indenture Trustee and Collateral Agent.
10.4    Joinder Agreement, dated April 21, 2022, to the Amended and Restated Credit Agreement, dated as of February 22, 2019, by and between StoneX Payment Services Ltd., and Bank of America, N.A., as Administrative Agent.
99.1    Press release dated April 27, 2022.
104    Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature
Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

StoneX Group Inc.
(Registrant)
April 27, 2022	/s/ William J. Dunaway
(Date)	William J. Dunaway
Chief Financial Officer